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                                                                   EXHIBIT 10.18


                             CONSULTING AGREEMENT

          This Consulting Agreement is entered into as of June 1, 1999 between ProCyte Corporation, a Washington corporation, hereinafter referred to as the "Company" and Glenn Oclassen, hereinafter referred to as the "Consultant."

          Whereas the program contemplated by this Agreement is of interest and benefit to the Company, and will further the Company's overall business objectives

1.   Statement of Work

The Company desires to have Consultant assist management in its efforts to increase sales in the Dermatology markets with Company strategy, product development, licensing and acquisitions, development of key customer, vendor and company relationships, and introductions and meeting with wall street analysts, brokers and investment bankers

2.   Period of Performance

The Consultant's services under the Agreement commence with the effective date of this Agreement and continue for a period of one year and may be renewed by mutual agreement for an additional one year period. The consulting will involve a minimum of 16 to 20 days per year with additional compensation if the consulting exceeds this time period. Either the Consultant or the Company may terminate the Agreement at any time with thirty- (30) days written notice.

3.   Compensation

Payment for services rendered to ProCyte will consist solely of a Stock Option agreement for 50,000 shares of ProCyte stock for each year that the agreement is in place. The option price will be determined on the basis of the average of the high and low price of the Company's common stock on the date of the grant. The options will vest at the end of one year or subsequent one year anniversary dates of the agreement. Consultant will be reimbursed for pre-approved travel and other ProCyte directed business expenses.

4.   Patents and Inventions

For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable or copyrightable, which (i) arises out of work performed pursuant to the obligations of this Agreement; (ii) is conceived and reduced to practice during the term of this Agreement; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, composition of matter, devices, and improvements thereof and know-how relating thereto.

Consultant agrees to promptly execute any and all applications, assignments or other documents which the Company deems necessary or useful to apply for and obtain patents in the United States and all foreign countries for any inventions and discoveries arising under this Agreement, and agrees to transfer to the Company the sole and exclusive right, title and interest in and to such inventions and discoveries, as well as patent applications and patents

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thereon. The Company will bear the costs of preparation of such patent applications and assignments, and the costs of prosecution and maintenance of such patent applications.

5.   Copyrights and Publications

Consultant hereby assigns to the Company its entire right, title and interest in and to any copyrightable and/or publishable material which results from this Agreement. Such material shall remain the exclusive property of the Company which is under no obligation to assign said material to the Consultant or his affiliated institution/firm. Consultant will review with and receive approval from the Company prior to any publications or submissions on behalf of the Company or its products.

6.   Proprietary Data/Confidentiality

During the term of this Agreement and for five (5) years thereafter, Consultant shall keep in confidence and shall not use or disclose any proprietary or trade-secret information learned or developed. The nondisclosure and non-use obligations of this Section shall not apply to information which at the time of receipt:

 .    is generally available in the public domain or thereafter becomes available to the public through no act of Consultant; or

 .    was independently known prior to receipt thereof by Consultant as shown by documented evidence; or

 .    was disclosed to Consultant as a matter of lawful right by a third party without an obligation of confidentiality; or

The obligations of the Consultant under this paragraph shall survive and continue for five (5) years after termination of this Agreement, and shall incorporate by reference the terms of the mutual confidentiality agreement.

7.   Assignment

Because the nature of Consultant's services hereunder are personal, no assignment of Consultant's rights nor delegation of Consultant's duties hereunder may be made and any attempted assignment or delegation by Consultant shall be void.

8.   Independent Contractor

In the performances of all services hereunder:

 .    Consultant shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of the Company;

 .    Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, or make any warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

 .    Consultant represents that he conducts an ongoing business with other clients, that he maintains a place of business separate from the office of the Company and that he is responsible for any business, payroll or income taxes on payments under this Agreement.

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9.   Governing Law

This Agreement shall be governed by the laws of the State of Washington, regardless of its choice of law provisions.

In Witness whereof, the parties hereto have executed this Agreement by proper persons hereunto duly authorized as of the date first above written.


ProCyte Corporation


By  /s/ Jack Clifford                        By  /s/ Glenn Oclassen
   ------------------------------------         --------------------------------
Name           Jack Clifford                 Name        Glenn Oclassen
    -----------------------------------           ------------------------------
Title         President & CEO                Title       Consultant
        -------------------------------            -----------------------------

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